UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c) of
the Securities Exchange Act of 1934

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☐	Preliminary Information Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))
☒	Definitive Information Statement

The Crypto Company

(Name of Registrant As Specified In Its Charter)

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The Crypto Company

23823 Malibu Road, #50477

Malibu, California 90265

NOTICE OF ACTION BY WRITTEN CONSENT OF OUR MAJORITY STOCKHOLDERS
FIRST MAILED OR DISTRIBUTED TO STOCKHOLDERS ON OR ABOUT MAY 4, 2023

Dear Stockholder:

This Notice and accompanying Information Statement are being furnished to stockholders of The Crypto Company, a Nevada corporation (the “Company”), of record on April 25, 2023 (the “Record Date”) to advise such stockholders that certain stockholders of the Company (the “Majority Stockholders”) collectively holding approximately 53% of the Company’s outstanding common stock, par value $0.001 per share (“common stock”), approved the following action (the “Action”) by written consent in lieu of a special meeting, in accordance with Section 78.320 of the Nevada Revised Statutes and our bylaws, each of which permits that any action which may be taken at a meeting of the stockholders may also be taken by the written consent of the holders of the numbers of shares of capital stock required to approve the action at a meeting:

●	The approval of an amendment to our Articles of Incorporation to increase the number of authorized shares of our common stock from 150,000,000 to 2,000,000,000, as set forth in the form attached to the accompanying Information Statement as Appendix A.

The accompanying Information Statement is first being mailed or otherwise made available on or about May 4, 2023 to our stockholders of record as of the close of business on April 25, 2023. If you were a stockholder of record on such date, you will receive one or more copies of the accompanying Information Statement. Under the federal securities laws, although the Majority Stockholders have already approved the Action, the Action will be not effective until at least 20 calendar days after the accompanying Information Statement is sent or given to the stockholders of record of the Company as of the Record Date. Furthermore, the Board retains sole discretion to implement or abandon the Action, based on its determination of whether increasing our authorized capital is advisable and in the best interests of the Company and its stockholders. Under Rule 14c-2(b) of the Securities Exchange Act of 1934, the Action approved by the Majority Stockholders may be consummated no earlier than 20 calendar days following the date on which the Definitive Information Statement on Schedule 14C is first mailed or made available to the Company’s stockholders. It is anticipated that the Action will be consummated as soon as practicable after the expiration of such 20-day period.

You are urged to read the accompanying Information Statement in its entirety for a description of the Action taken by the Majority Stockholders.

WE ARE NOT ASKING YOU FOR A PROXY AND
YOU ARE REQUESTED NOT TO SEND US A PROXY.

EXISTING STOCKHOLDERS WILL RETAIN THEIR EXISTING COMMON STOCK.

/s/ Ron Levy
Ron Levy
Chairman of the Board and Chief Executive Officer

The Crypto Company

23823 Malibu Road, #50477

Malibu, California 90265

INFORMATION STATEMENT
PURSUANT TO SECTION 14(C) OF THE
SECURITIES EXCHANGE ACT OF 1934, AS AMENDED

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY. EXISTING STOCKHOLDERS WILL RETAIN THEIR EXISTING COMMON STOCK.

ABOUT THIS INFORMATION STATEMENT

This Information Statement is being furnished to the stockholders of record as of the close of business on April 25, 2023 (the “Record Date”) of The Crypto Company, a Nevada corporation (the “Company”, “we”, “our” or “us”).

We hereby advise such stockholders that as of February 15, 2023, certain stockholders of the Company (collectively, the “Majority Stockholders”), which collectively held approximately 53% of our outstanding common stock, par value $0.001 per share (“common stock”), approved the following action (the “Action”) by written consent in lieu of a special meeting, in accordance with applicable sections of the Nevada Revised Statutes and the Company’s Amended and Restated Bylaws (the “Bylaws”):

1.	The approval of an amendment to Article IV of our Articles of Incorporation to increase the number of authorized shares of our common stock from 50,000,000 to 150,000,000, as set forth in the form attached to this Information Statement as Appendix A.

On February 8, 2023, the Board unanimously approved the Action, and recommended the Action for approval by our stockholders. The Majority Stockholders, holding an aggregate of 13,242,248 shares of our common stock, or approximately 53% of our outstanding common stock, have approved the Action by written consent in lieu of a special meeting, in accordance with Section 78.320 of the Nevada Revised Statutes and our bylaws. Accordingly, your consent is not required and is not being solicited in connection with the approval of the Action.

The Record Date for determining stockholders entitled to receive this Information Statement is April 25, 2023. As of the close of business on the Record Date, we had 25,841,507 shares of common stock outstanding and entitled to vote on the matters acted upon in the action by written consent of the Majority Stockholders.

In accordance with the rules and regulations of the Securities and Exchange Commission (“SEC”), the Action will not become effective until at least 20 calendar days after we send this Information Statement to our stockholders of record as of the Record Date. Furthermore, the Board retains sole discretion to implement or abandon the Action based on its determination of whether increasing our authorized capital is advisable and in the best interests of the Company and its stockholders. However, the Company anticipates filing the Charter Amendment with the Secretary of State of Nevada promptly after all requisite notice periods have elapsed.

THIS INFORMATION STATEMENT IS FIRST BEING SENT OR GIVEN ON OR ABOUT MAY 4, 2023 TO THE HOLDERS OF OUR COMMON STOCK AS OF APRIL 25, 2023 AND IS BEING DELIVERED TO INFORM YOU OF THE CORPORATE ACTION DESCRIBED HEREIN BEFORE SUCH ACTION TAKE EFFECT IN ACCORDANCE WITH RULE 14C-2 OF THE SECURITIES EXCHANGE ACT OF 1934 (THE “EXCHANGE ACT”).

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY. EXISTING STOCKHOLDERS WILL RETAIN THEIR EXISTING COMMON STOCK.

The entire cost of furnishing this Information Statement will be borne by the Company. We will request brokerage houses, nominees, custodians, fiduciaries and other like parties to forward this Information Statement to the beneficial owners of our voting securities held of record by them, and we will reimburse such persons for out-of-pocket expenses incurred in forwarding such material.

SUMMARY INFORMATION

The following information in question and answer format summarizes many of the material terms of the Action. For a complete description of the terms and conditions of the Action, you are advised to carefully read this entire Information Statement and the other documents referred to herein.

Why did I receive this Information Statement?

Applicable laws require us to provide you with information regarding the Action even though your vote is neither required nor requested for the Action to become effective.

Why am I not being asked to vote on the Action?

The holders of a majority of the issued and outstanding shares of our common stock have already approved the Action pursuant to a written consent in lieu of a meeting. Such approval, together with the approval of the Board, is sufficient under Nevada law, and no further approval by our stockholders is required.

What vote is required to approve the Action?

Approval of the Action requires the affirmative vote of holders of not less than a majority of the votes entitled to be cast by holders of record of the issued and outstanding shares of common stock as of the Record Date.

Who voted in favor of the Action?

The Majority Stockholders owning an aggregate of 13,242,248 shares of our common stock, representing approximately 53% of the total issued and outstanding common stock.

What Action(s) Did The Majority Stockholders Vote For?

Stockholders holding more than a majority of the common stock voted in favor of the following amending the Company’s Articles of Incorporation (the “Charter”) to increase the number of shares of authorized capital stock from 150,000,000 to 2,000,000,000.

Is any action required on my part, such as to vote?

No action is required on your part. This Information Statement is purely for your knowledge and records. You are not required or requested to take any action. The Majority Stockholders have already approved the proposed amendment to our Charter.

ACTION

APPROVAL OF A CHARTER AMENDMENT TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK

Background

Effective February 8, 2023, the Board unanimously approved, and recommended that our stockholders approve, an amendment to our Charter to increase the number of our authorized shares of common stock from 150,000,000 shares to 2,000,000,000 shares (the “Charter Amendment”). The Charter Amendment has been approved by the Majority Stockholders holding approximately 53% of our outstanding shares of common stock. The form of Charter Amendment is set forth in Appendix A to this Information Statement.

Reasons for Stockholder Approval

The Company currently has outstanding 25,841,507 shares of common stock. The Company also has outstanding warrants exercisable to acquire a total of 10,559,007 shares of common stock (although some are currently out of the money) and a total of 5,000,000 shares of common stock reserved for issuance under the Company’s 2017 Equity Incentive Plan. In addition, starting in January 2022, the Company received a series of loans from various lenders, including AJB Capital Investments, LLC, Efrat Investments, LLC, 1800 Diagonal Lending, LLC, Coventry Enterprises, LLC and Fast Capital, LLC to help fund working capital requirements and for other corporate purposes. In each case these loans may be convertible into shares of Company common stock in accordance with the formulas, terms and conditions set forth in the respective loan documents (such as certain of these loans are not convertible unless an event of default has occurred). These loans each impose a covenant on the Company to keep a certain number of the Company’s authorized, but unissued shares of Company common stock reserved for issuance to be available for issuance in the event shares of Company common stock are utilized to satisfy obligations owed to the lenders. Under the terms of the loans, the number of shares of Company common stock required to be reserved (or that could be issued from time to time upon conversions) floats and varies over the course of a given loan depending on the market price of the Company’s common stock (which is subject to fluctuation). As of the date of this Information Statement no shares of Company common stock have been issued to any of the lenders to satisfy principal and interest obligations. However, to ensure the Company is in compliance with the covenants in the loan documents, and, in the case that any of the Company’s lenders would ultimately elect to convert all or a portion of their respective loans into shares of Company common stock in lieu of cash repayments, the Board believes it is in the best interests of the Company and its stockholders to effect the Charter Amendment to afford the Company greater flexibility.

Moreover, the Company believes having sufficient authorized, but unissued and uncommitted shares of common stock will afford the Company greater flexibility. The Board believes that the availability of additional authorized shares of common stock will provide the Company with necessary flexibility to issue common stock for a variety of general corporate purposes as the Board may determine to be in the best interest of the Company and its stockholders including, without limitation, future issuances in connection with financing activities, investment opportunities, licensing agreements, acquisitions, grants to service providers or other issuances. Without the proposed increase in the number of authorized shares of common stock, we may not be able to execute our corporate strategy and complete any of the above corporate if determined by the Board to be in the best interests of the Company and its stockholders.

Action by Written Consent; No Further Vote Required

Pursuant to Section 78.320 of the Nevada Revised Statutes and in accordance with our Bylaws, any action required or permitted to be taken at any annual or special meeting of stockholders may be taken without a meeting, without prior notice and without a vote of stockholders, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted.

Pursuant to Nevada law, the Charter Amendment must be approved by a majority of the outstanding shares of Common Stock, and therefore the Company elected to obtain stockholder approval of the Charter Amendment by written consent of the Majority Stockholders. Because the requisite stockholder approval for the Charter Amendment has been received, all corporate approvals by or on behalf of the Company required for the Charter Amendment have been obtained and no further votes will be needed.

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Purpose and Effects of the Charter Amendment

The Charter Amendment will increase the number of authorized shares of common stock from 150,000,000 shares to 2,000,000,000 shares of common stock. The Charter Amendment will permit the Board to issue up to 1,850,000,000 additional shares of our common stock. As of the date of this Information Statement the Board has not approved any plans, arrangements or understandings to issue any of the shares of common stock that will be newly available for issuance as a result of the Charter Amendment. However, the Company expects to continue to explore and seek to identify future transactions and funding options that likely would, if effected, require the Company to issue additional equity securities or other securities that may be exercised for or converted into shares of Company common stock. Although, the Company is not aware of any definitive courses of actions that the Company’s lenders will take with respect to the conversion of Company obligations into shares of Company common stock, should any of the Company’s lenders elect to convert the Board believes that the Charter Amendment will afford Company greater flexibility to facilitate any conversions and accommodate other stock issuances that may be effected from time to time in the future.

The increase in the number of authorized shares of our common stock as a result of the Charter Amendment will not change the number of shares of common stock outstanding; will not result in any changes to the terms of our common stock or the rights of the holders thereof; and will not have any immediate dilutive effect on the current holders of our common stock. However, the issuance of additional shares of common stock authorized by the Charter Amendment may occur at times or under circumstances so as to have a dilutive effect on earnings per share, book value per share or the percentage voting or ownership interest of our current stockholders. Holders of our common stock currently have no preemptive rights, nor will they have such rights following effectiveness of the Charter Amendment.

Anti-Takeover Effects

The Charter Amendment has only been prompted by business and financial considerations. Although the Board has not recommended the Charter Amendment and the increase in the number of authorized shares of common stock with the intent of using the additional shares to prevent or discourage any actual or threatened takeover of the Company, under certain circumstances, such shares could have an anti-takeover effect. The additional shares could be issued to dilute the stock ownership or voting rights of persons seeking to obtain control of the Company or could be issued to persons allied with the Board or management and, thereby, have the effect of making it more difficult to remove directors or members of management by diluting the stock ownership or voting rights of persons seeking to effect such a removal. Accordingly, the additional shares of authorized common stock may render more difficult or discourage a merger, tender offer or proxy contest, the assumption of control by a holder of a large block of common stock, or the replacement or removal of the Board or management.

Dissenter’s Rights

None of Nevada corporate law, our Charter or our Bylaws provides holders of our common stock with dissenters’ or appraisal rights in connection with the Charter Amendment.

Effective Date of the Charter Amendment

The Charter Amendment will become effective upon filing of the Charter Amendment with the Nevada Secretary of State, which will be no earlier than 20 calendar days after we send this Information Statement to our stockholders of record as of the Record Date.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Security Ownership Information

The following table presents information regarding beneficial ownership of our common stock as of April 25, 2023 by:

●	each stockholder or group of stockholders known by us to be the beneficial owner of more than 5% of our common stock;
●	each of our directors;
●	each of our named executive officers; and
●	all of our current directors and executive officers as a group.

Beneficial ownership is determined in accordance with the rules of the SEC, and thus represents voting or investment power with respect to our securities. Unless otherwise indicated below, to our knowledge, the persons and entities named in the table have sole voting and sole investment power with respect to all shares beneficially owned, subject to community property laws where applicable.

Percentage ownership of our common stock is based on 25,841,507 shares of our common stock outstanding as of April 25, 2023.

Shares of our common stock subject to options that are currently exercisable or exercisable within 60 days of April 25, 2023 are deemed to be outstanding and to be beneficially owned by the person holding the options but are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person. Unless otherwise indicated, the address of each of the individuals and entities named below is c/o The Crypto Company, 22809 Pacific Coast Highway, Malibu, California 90265.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percentage of Common Stock Outstanding

Ron Levy (1)	7,057,427	31.8%

Anthony Strickland (2)	515,000	2.0%

Holly Ruxin (3)	365,000	1.4%

All Directors and Executive Officers as a Group	7,937,427	35.87%

5% Shareholders

James Gilbert	7,434,821	29.6%

Rafael Furst	2,137,309	8.5%

(1)	Mr. Ron Levy is a beneficial owner of KOL Partners, LLC, which is a managing member of Ladyface Capital, LLC. Accordingly, Mr. Levy may be deemed to have voting and investment power over the shares beneficially owned by Redwood Fund LP. Redwood Fund LP is the direct beneficial owner of 3,031,810 shares of Common Stock of the Company. Ron Levy is the beneficial owner of KOL Partners, LLC, which is a member of Imperial Strategies, LLC with a majority ownership interest and may be deemed may be deemed to have voting and investment power over the 2,085,617 shares beneficially owned by Imperial Strategies, LLC. Includes vested options to purchase 1,250,000 shares of Common Stock that may be exercised at any time.

(2)	Includes vested options to purchase 496,429 shares of Common Stock that may be exercised at any time.

(3)	Includes vested options to purchase 350,000 shares of Common Stock that may be exercised at any time.

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INTEREST OF CERTAIN PERSONS IN THE MATTERS TO BE ACTED UPON

Although our officers and directors directly or indirectly hold shares of Company common stock, none of the Company’s officers or directors have an substantial direct or indirect interest in the Charter Amendment that differs from those of other Company stockholders.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This Information Statement and other documents referenced herein contain certain statements that constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. The words “anticipate,” “expect,” “believe,” “goal,” “plan,” “intend,” “estimate,” “may,” “will,” and similar expressions and variations thereof are intended to identify forward-looking statements, but are not the exclusive means of identifying such statements. Those statements appear in this Information Statement and the documents referenced herein and include statements regarding the intent, belief or current expectations of the Company and management that are subject to known and unknown risks, uncertainties and assumptions and other factors that could cause actual results and the timing of certain events to differ materially from future results expressed in or implied by such forward-looking statements.

This Information Statement also contains statements that are based on the Board’s and management’s current expectations and beliefs, including statements about the actions to be taken by the Board in response to the stockholder approval of the Action and the timing and manner in which the Charter Amendment will be effected.

Because forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified, you should not rely upon forward-looking statements as predictions of future events. The events and circumstances reflected in the forward-looking statements may not be achieved or occur or may not occur within the anticipated time frame and actual results could differ materially from those projected in the forward-looking statements. Except as required by applicable law, we do not plan to publicly update or revise any forward-looking statements contained herein, whether as a result of any new information, future events or otherwise.

HOUSEHOLDING

Regulations regarding the delivery of copies of information statements to stockholders permit us, banks, brokerage firms and other nominees to send one information statement to multiple stockholders who share the same address under certain circumstances. This practice is known as “householding.” Stockholders who hold their shares through a bank, broker or other nominee may have consented to reducing the number of copies of materials delivered to their address. In the event that a stockholder wishes to revoke a “householding” consent previously provided to a bank, broker or other nominee, the stockholder must contact the bank, broker or other nominee, as applicable, to revoke such consent. If a stockholder wishes to receive a separate information statement, we will promptly deliver a separate copy to such stockholder that contacts us by mail at The Crypto Company, 23823 Malibu Road, #50477, Malibu, CA 90265; 424-228-9955. Any stockholders of record sharing an address who now receive multiple copies of our annual reports, proxy statements and information statements, and who wish to receive only one copy of these materials per household in the future should also contact the Company’s Secretary by mail or telephone as instructed above. Any stockholders sharing an address whose shares of our common stock are held by a bank, broker or other nominee who now receive multiple copies of our annual reports, proxy statements and information statements, and who wish to receive only one copy of these materials per household, should contact the bank, broker or other nominee to request that only one set of these materials be delivered in the future.

WHERE YOU CAN FIND MORE INFORMATION

We are required to file annual, quarterly, and current reports, or other information with the SEC as provided by the Securities Exchange Act of 1934, as amended. Our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and amendments to reports filed or furnished pursuant to Sections 13(a) and 15(d) of the Securities Exchange Act of 1934, as amended, are available free of charge on the Investor Relations portion of our website, www.thecryptocompany.com, as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. In addition, the SEC maintains an internet site that contains the reports, proxy and information statements, and other information we electronically file with or furnish to the SEC, located at http://www.sec.gov.

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We will provide, upon request and without charge, to each stockholder receiving this Information Statement a copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2022 (the “Annual Report”) and our Quarterly Reports on Form 10-Q for the periods ended March 31, 2022, June 30, 2022 and / or September 30, 2022 (the “Quarterly Reports”), in each case, including the financial statements and financial statement schedule information included therein, as filed with the SEC and any other documents filed with the SEC. You are encouraged to review the Annual Report and Quarterly Reports together with any subsequent information we filed or will file with the SEC and other publicly available information. A copy of any public filing is also available, at no charge, by contacting The Crypto Company, 23823 Malibu Road, #50477, Malibu, CA 90265.

This Information Statement has been approved by the Board and is being mailed or delivered to stockholders by its authority.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

Statements contained in this Information Statement or in any document incorporated by reference into this Information Statement as to the contents of any contract referred to within this Information Statement or other documents that are incorporated herein by reference are not necessarily complete and, in each instance, reference is made to the copy of the applicable contract or other document filed as an annex to this Information Statement or otherwise filed with the SEC. Each statement in this Information Statement regarding an agreement or other document is qualified in all respects by such agreement or other document.

The SEC allows us to “incorporate by reference” the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is deemed to be part of this Information Statement, except for any information superseded or modified by information contained directly in this Information Statement. The information we incorporate by reference is an important part of this Information Statement. The documents we incorporate by reference are:

●	our Annual Report on Form 10-K for the year ended December 31, 2022 (the “Annual Report”);
●	our Quarterly Report on Form 10-Q for the quarter ended March 31, 2022, June 30, 2022, and September 30, 2022; and
●	our Current Reports on Form 8-K filed with the SEC on January 20, 2022, March 3, 2022, April 13, 2022, May 5, 2022, July 8, 2022, July 29, 2022, October 5, 2022, November 2, 2022, December 21, 2022, January 4, 2023, January 17, 2023, February 7, 2023, March 13, 2023, April 20, 2023, and April 27, 2023.

We will provide to each person, including any beneficial owner, to whom this Information Statement is delivered, a copy of any or all of the reports or documents that have been incorporated by reference into this Information Statement but not delivered with this Information Statement. We will provide these reports upon written or oral request at no cost to the requester. Please direct your request, either in writing or by telephone, to the Corporate Secretary, The Crypto Company 23823 Malibu Road #50477, Malibu, CA 90265; 424-228-9955. We maintain a website at http://www.cryptocompany.com. You may access our annual proxy statement (if any) on Schedule 14A, our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act with the SEC free of charge at our website as soon as reasonably practicable after such material is electronically filed with, or furnished to, the SEC. The information contained in, or that can be accessed through, our website is not incorporated by reference in, and is not part of, this Information Statement.

By order of the Board of Directors,

/s/ Ron Levy
Ron Levy
Chairman of the Board and Chief Executive Officer of the Company
May 4, 2023
Malibu, California

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APPENDIX A

AMENDMENT TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK

The Articles of Incorporation of The Crypto Company are hereby amended by amending and restating Section 1 of Article 4, as follows:

Section 1. Authorized Shares. The Corporation has authority to issue 2,000,000,000 shares of Common Stock, par value $0.001 per share (the “Common Stock”).